SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 5, 2007 (December 4, 2007)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.  REGULATION FD DISCLOSURE.

In a Form 8-K that was filed on October 19, 2007, the Company announced its consideration of amendments to the terms of the Company’s preferred stock, warrants and options, not including options or warrants issued to employees or directors in their capacity as such.  These amendments and the related transactions are collectively referred to herein as the “Plan.”  The date for the voting period for the Plan has been extended, from December 12, 2007 to December 18, 2007.  In addition, the proposed amendments have been modified to provide as follows:

•
Warrant holders who exercise at least 10% of their warrants for cash at $0.40 per share before 10:00p.m. eastern time (“ET”) on December 18, 2007 will be entitled, at their discretion, to exercise the remaining balance of their warrants for cash or on a cashless basis at an exercise price of $0.45 per share at any time before 10:00p.m. ET on the Final Plan Date, which will be six months and twelve days after December 18, 2007.  If the Plan is implemented, the only holders that will be entitled to exercise warrants and options at $0.45 per share after December 18, 2007 and prior to 10:00p.m. ET on the Final Plan Date will be those holders that exercise at least 10% of their total warrants and options for cash at $0.40 per share before 10:00p.m. ET on December 18, 2007.

•
The amount of cash warrant exercises that must occur before 10:00p.m. ET on December 18, 2007 has been reduced from $1,000,000 to $775,000, and the amount of cash exercises that on or before December 18, 2007 must be committed to occur before 10:00p.m. ET on the Final Plan Date has been reduced from $1,000,000 to $225,000.  In addition, Mr. Siebert has now committed to exercise $135,000 of warrants for cash at $0.40 per share on or before December 18, 2007, an increase from $100,000, and three other warrant holders have committed to exercise an aggregate of $642,500 of warrants for cash at $0.40 per share at December 18, 2007, for a total of $777,500 at December 18, 2007.

•
Crestview Capital Master, LLC (“Crestview”) has modified its commitment so that it will now exercise all of its Series C Warrants and $25,000 of its Series B Warrants for cash before 10:00p.m. ET on December 18, 2007; and in addition, if the aggregate warrant cash exercises are less than $1,000,000 at the Final Plan Date, then Crestview has indicated it will exercise up to $225,000 of its Series B Warrants before 10:00p.m. ET on the Final Plan Date, to the extent necessary for the total amount of options and warrants exercised for cash pursuant to the Plan, including the Series B Warrants to be exercised for cash by Crestview, to reach $1,000,000.

•
Both a warrant holder who exercises its warrants before 10:00p.m. ET on December 18, 2007 on a cashless basis, and a warrant holder that is permitted to exercise its warrants on cashless basis between 10:00p.m. ET on December 18, 2007 and 10:00p.m. ET on the Final Plan Date, will be entitled to use the difference between the $0.45 warrant exercise price and the greater of (i) $0.53 or (ii) the VWAP for the ten-trading day period that ends on the second trading day prior to the date of such warrant exercise as the value of each warrant used as payment of part of the exercise price.

•
At 4:01p.m. ET on December 18, 2007, the Company will issue any accrued but unpaid dividends on each class of preferred stock in shares of common stock at the applicable Plan conversion price for each respective class of preferred stock.

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In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.  This Current Report on Form 8-K does not constitute a determination of whether any information included herein is material

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 5, 2007                                                     Chembio Diagnostics, Inc.

By:   /s/ Lawrence A. Siebert
    Lawrence A. Sieber
    Chief Executive Officer